UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

July 15, 2008
Date of Report (Date of earliest event reported)

Realty Income Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
600 La Terraza Boulevard, Escondido, California 92025 (Address of principal executive offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 15, 2008, Realty Income Corporation (the “Company”) announced that the Company reached an agreement with Buffets Holdings, Inc., ("Buffets") for the continued lease of all of its properties.

Under the terms of the agreement, all 105 of the leases, 104 owned by Realty Income and one owned by Crest Net Lease, Inc., will be assumed and continue to be operated by Buffets. Rents will be modified, for the 104 Realty Income properties, from an annualized rent of $22.4 million to $19.4 million, or 87% of previous rents. In addition, rents are to increase 2% annually. Currently the 104 properties represent approximately 6.8% of Realty Income’s annualized lease revenue. Subsequent to the execution of this agreement, it is anticipated that Buffets will continue to be the Company’s largest tenant and will represent approximately 5.9% of Realty Income’s annualized lease revenue.

The agreement has been filed with the Court for approval at a future date and is subject to the requirements of the bankruptcy code.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated July 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: July 15, 2008	By:	/s/ Paul M. Meurer
	Name:	Paul M. Meurer
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.                                        Description

99.1                   Press release dated July 15, 2008